                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(A) of the Securities
                     Exchange Act of 1934 (Amendment No.__ )

                 Filed by the Registrant                    [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           SCUDDER NEW ASIA FUND, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:


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                                                [Deutsche Asset Management Logo]


Press Release
--------------------------------------------------------------------------------


----------------------------------------
FOR IMMEDIATE RELEASE

For additional information:
Rohini Pragasam 212.250.4516, Media
Jonathan Diorio 800.349.4281, Investors
----------------------------------------


                           SCUDDER NEW ASIA FUND URGES
                        STOCKHOLDERS TO VOTE FOR MERGER;
                     ANNOUNCES ADJOURNMENT OF ANNUAL MEETING

New York, New York, November 22, 2005 -The Scudder New Asia Fund, Inc. (NYSE:
SAF)) announced today that it has sent a letter informing its stockholders of the urgent importance of their voting on the proposed merger of Scudder New Asia Fund into Scudder Emerging Markets Fund, an open-end fund. Scudder New Asia Fund has adjourned its annual meeting of stockholders until 11:00 a.m. on Friday, December 2, 2005 to allow further solicitation of votes on the proposed merger. The text of the Fund's letter is set forth below.

Dear Shareholder:

We previously sent you proxy materials for the Annual Meeting of the Scudder New Asia Fund, which has been adjourned until Friday, December 2, 2005 at 11:00 a.m.

It is urgently important that we receive your vote. At the meeting, shareholders will vote on a proposal to merge your Fund into Scudder Emerging Markets Fund. For the merger proposal to pass, two-thirds of the Fund's outstanding shares must vote in favor. Failure to vote has the effect of voting against the proposal.

A preliminary report from our proxy solicitor indicates that, to date, proxies representing approximately 61.47% of the Fund's outstanding shares have been submitted in favor of the merger.

There will be no change of the record date and holders of record of the Fund's common stock at the close of business on August 4, 2005 remain entitled to vote at the annual meeting of stockholders of the Fund. Shareholders who purchased their shares after the record date and who wish to vote in favor of the proposed merger may wish to consider requesting a proxy from their seller entitling them to vote at the meeting.

The Fund will not adjourn the meeting again. Your Board of Directors recommends that you vote FOR the proposed merger.

Another proxy card and return envelope are enclosed for your convenience. We urge you to give this matter your immediate attention and return your proxy card in the enclosed return envelope. If you should have any questions regarding the proxy please contact Georgeson Shareholder Communications, Inc., your Fund's proxy solicitor, by calling 1-866-729-6818.

Please vote today. Your vote is important regardless of the number of shares you own.

Thank you for your cooperation.

Sincerely,

Scudder New Asia Fund, Inc.

                                      # # #

The Fund is a closed-end fund with an investment objective of long-term capital appreciation through investment primarily in the equity securities of Asian companies. Closed-end funds, unlike open-end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed-end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund's shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.

The Scudder New Asia Fund, Inc. is a non-diversified and may focus its investments in certain geographic regions, thereby increasing their vulnerability to developments in that region. Investing in foreign securities presents certain unique risks not associated with domestic investments, such as currency fluctuation, political and economic change, and market risks. This may result in greater share price volatility.

This announcement is not an offer to purchase or the solicitation of an offer to sell shares of the Fund or a prospectus, circular or representation intended for use in the purchase or sale of Fund shares.

                                      * * *

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NOT FDIC/NCUA INSURED              MAY LOSE VALUE             NO BANK GUARANTEE
    NOT A DEPOSIT                  NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY
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Scudder Investments is part of Deutsche Asset Management which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. and Scudder Trust Company (11/05 41408).